Exhibit 99.2

For Release 6 a.m. Pacific

January 24, 2012

Clearwire Communications LLC to Offer Senior Secured Notes

BELLEVUE, Wash. – January 24, 2012 – Clearwire Corporation (NASDAQ: CLWR) today announced that its operating subsidiary Clearwire Communications LLC (“Clearwire Communications”), intends to offer $300 million aggregate principal amount of first-priority senior secured notes (the “Notes”). The Notes will be senior secured obligations of the Company and will be guaranteed on a first-priority lien basis by certain of the Company’s domestic subsidiaries.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Clearwire

Clearwire Corporation (Nasdaq:CLWR), through its operating subsidiaries, is a provider of mobile broadband services. Clearwire is headquartered in Bellevue, Washington.

Cautionary Statement Regarding Forward-Looking Statements

This release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding proposed transactions, and strategic plans and objectives. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, and which could cause actual results to differ materially and adversely from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent Form 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

Clearwire Contacts

Investor Relations:

Alice Ryder, 425-636-5828

alice.ryder@clearwire.com

Media Relations:

Susan Johnston, 425-216-7913

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, 206-381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com